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                                                                   EXHIBIT 10.24


                      CONSULTING AND SETTLEMENT AGREEMENT
                      -----------------------------------


     WHEREAS, Roger C. Beach ("Mr. Beach") ceased being Chief Executive Officer and Chairman of the Board of Unocal Corporation and Union Oil Company of California (jointly referred to as "Unocal") effective January 1, 2001.

     WHEREAS, Unocal and Mr. Beach wish to document the terms of said termination of employment and the terms of his role as a Consultant to Unocal Corporation.

     THEREFORE, Unocal Corporation and Union Oil Company of California and Roger
C. Beach ("Mr. Beach") hereby agree as follows:

1. Mr. Beach is hereby retained by the Board of Directors of Unocal as a Consultant for the period January 1, 2001 through December 31, 2001

2. Mr. Beach shall be available for telephonic consultation and for such meetings as the Board of Directors of Unocal may request. If travel is required, Mr. Beach shall be reimbursed for reasonable expense within 30 days of submitting documentation of such expenses.

3. Mr. Beach shall be paid $350,000 (Three Hundred and Fifty Thousand Dollars) for such consulting. Said sum, less any applicable withholding, shall be paid on or about February 15, 2001. This payment shall not been treated as "pay", "earnings" or "compensation" under any plans or programs of Unocal.

4. Mr. Beach's termination of employment from Unocal and Union Oil Company of California shall be treated as "at the convenience of the Company" pursuant to the Long-Term Incentive Plan of 1991, the Long-Term Incentive Plan of 1998 and the Revised Incentive Compensation Plan. Therefore, Employee shall be entitled to the delivery of shares of Restricted Stock, payment of Performance Shares and the extended period to exercise vested stock options applicable under the terms of said plans upon a termination of employment at the convenience of the Company.
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5.   Employee's termination of employment shall not be deemed "Voluntary" or
"For Cause" under that Promissory Note dated as of March 16, 2000. Therefore, the acceleration of the payment due date under said Promissory Note to 60 days following termination of employment shall not be applicable to Mr. Beach.

6. Mr. Beach has been granted a Performance Bonus Award pursuant to the Long-Term Incentive Plan of 1998. Mr. Beach's termination will be treated as other than a "Voluntary Termination" or a "Termination for Cause". Therefore, Mr. Beach shall be entitled to payment of a Performance Bonus as if he had remained in employment during the full Award Period, including without limitation, any payment under the Change Of Control provisions thereof.

7. Mr. Beach shall not be entitled to any other severance-type benefits, including without limitation, Unocal Redeployment Program or Unocal Termination Allowance Plan benefits, except as specifically noted above. Mr. Beach shall not be entitled to any payments under the Unocal Employee Agreement dated July 28, 1998 by and between Mr. Beach and Unocal Corporation.

8. This CONSULTING AND SETTLEMENT AGREEMENT is a full and complete expression of the intent of the parties with respect to the subject matter of this Agreement. No other agreement or representation, express or implied, has been made by either party with respect to the subject matter of this Agreement.

9. This CONSULTING AND SETTLEMENT AGREEMENT shall be interpreted to be valid to the full extent possible under the laws of the State of California.

10. This Agreement shall be construed as a whole according to its fair meaning. It shall not be construed strictly for or against Employee, Company or any Release. This Agreement shall be governed by the statutes and common law of the State of California.


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     IN WITNESS WHEREOF, this AGREEMENT AND GENERAL RELEASE has been executed in duplicate originals.


UNION OIL COMPANY OF CALIFORNIA
 AND UNOCAL CORPORATION


By: /s/ Charles R. Williamson
    -------------------------

                                             /s/ R. C. Beach
                                             -------------------------------
                                             Signature


Charles R. Williamson                        R. C. Beach
-----------------------------                -------------------------------
Print Name                                   Print Name


March 1, 2001                                2/2/01
-----------------------------                -------------------------------
                                             Date

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